EXHIBIT 99.1

                           AMERIGON INCORPORATED
                          STATEMENT OF OPERATIONS
                   (In thousands, except per share data)

                                       Ended December 31,  Ended December 31,
                                       ------------------  ------------------
                                          2000     1999      2000      1999
                                       --------  --------  --------  --------
   Product sales                        $ 3,209  $   289   $ 6,886   $   336
   Product cost                           2,992      715     6,274       778
             Gross Margin                   217     (426)      612      (442)

Operating expenses:
   Research and development               1,101      960     4,099     3,721
   Selling, general and administrative    2,045      956     6,088     3,481
             Total costs and expenses     3,146    1,916    10,187     7,202

Operating loss                           (2,929)  (2,342)   (9,575)   (7,644)

Interest income                             49        34       201       135
Interest expense                          -           (5)   (2,607)      (30)
Loss on disposal of assets                -          (17)      -         (36)
Loss before extraordinary item           (2,880)  (2,330)  (11,981)   (7,575)

Extraordinary gain from extinguishment    -         -          707      -
of debt

Net loss                                $(2,880) $(2,330) $(11,274)  $(7,575)
                                        ======== ======== ========= =========

Net loss available to common            $(2,880) $(2,330) $(11,274) $(15,842)
shareholders                            ======== ======== ========= =========

Basic and diluted net loss per share:
  Loss before extraordinary gain        $(0.65)  $(1.22)   $(3.65)    $(8.29)
  Extraordinary gain from                 -        -         0.22       -
  extinguishment of debt
Net loss                                $(0.65)  $(1.22)   $(3.43)    $(8.29)
                                        ======== ======== ========= =========

Weighted average number of common        4,428    1,910     3,283      1,910
shares outstanding


                         AMERIGON INCORPORATED
                             BALANCE SHEET
                             (In thousands)
                                                December 31,  December 31,
                    ASSETS                          2000          1999
                                                ------------  ------------
Current Assets:
  Cash & cash equivalents (1)                     $ 2,852     $ 1,647
  Accounts receivable less allowance of $55         1,375         282
  and $58, respectively
  Inventory                                         1,478         490
  Prepaid expenses and other assets                   487         251
                                                  -------     -------
    Total current assets                            6,192       2,670

Property and equipment, net                         1,383       1,051
Deferred exclusivity fee                            1,170          -
                                                  -------     -------
          Total assets                            $ 8,745     $ 3,721
                                                  =======     =======

               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                                $ 1,376     $   592
  Accrued liabilities                               1,446         597
  Deferred Revenue                                    170          -
                                                  -------     -------
       Total current liabilities                    2,992       1,189

Long term portion of capital lease                      5          11
                                                  -------     -------
       Total liabilities                            2,997       1,200
                                                  -------     -------

Mandatorily redeemable preferred stock:
  Series A - Preferred Stock - no par value;
  redeemable and convertible; 9 shares
  authorized, none and 9 issued and outstanding
  at December 31, 2000 and 1999                        -        8,267
                                                  -------     -------

Shareholders' equity (deficit):
  Preferred Stock:
    Series A - no par value; convertible; 9
    shares authorized, 9 and none issued and
    outstanding at December 31, 2000 and 1999;
    liquidation preference of $9,945                8,267          -
  Common Stock;
    No par value; 20,000 shares authorized,
    4,428 and 1,910 issued and outstanding at
    December 31, 2000 and 1999                     37,947      28,149
  Paid-in capital                                  14,689      10,059
  Deferred compensation                                (1)        (74)
  Accumulated deficit                             (55,154)    (43,880)
                                                  -------     -------
    Total shareholders' equity (deficit)            5,748      (5,746)
                                                  -------     -------
    Total liabilities and shareholders'           $ 8,745     $ 3,721
      equity (deficit)                            =======     =======

(1) At December 31, 2000, includes $1,000,000 returned from escrow originally opened on October 20, 2000 and subsequently terminated.